Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Southern First Bancshares, Inc.

We consent to incorporation by reference in Amendment No. 2 to the Registration Statement (No. 333-168779) on Form S-8 of Southern First Bancshares, Inc., relating to the Southern First Bancshares, Inc. 2010 Stock Incentive Plan, as amended, of our report dated March 3, 2015, related to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Southern First Bancshares, Inc. for the year ended December 31, 2014.

/s/Elliott Davis Decosimo, LLC
Greenville, South Carolina
June 29, 2015